Exhibit 5.5

200 EAST BROWARD BOULEVARD
FORT LAUDERDALE, FLORIDA 33301
POST OFFICE BOX 1900
FORT LAUDERDALE, FLORIDA 33302
(954) 527-2473
FAX: (954) 333-4073
ROBERT.BRIGHTON@RUDEN.COM

January 24, 2005

Host Marriott, L.P.

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

Re:	Registration Statement on Form S-4 Relating to $350,000,000 Aggregate Principal Amount 7% Series M Senior Notes due 2012 and Related Guarantees

Ladies and Gentlemen:

We have acted as special counsel to Ameliatel, a Florida general partnership (the “Covered Guarantor”) having as its partners, HMC Amelia I LLC, a Delaware limited liability company (“Amelia I”), and HMC Amelia II LLC, a Delaware limited liability company (“Amelia II”), in connection with the guarantee (individually, the “Guarantee” and collectively, the “Guarantees”) by the Covered Guarantor and certain other entities set forth on Schedule A hereto (collectively, the “Guarantors”) of the obligations of Host Marriott, L.P., a Delaware limited partnership (the “Company”), under its $350,000,000 aggregate principal amount of 7% Series M Senior Notes due 2012 (the “Securities”) which are being registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Form S-4 registration statement filed by the Company and certain co-registrants named therein with the Securities and Exchange Commission (the “Commission”) on December 9, 2004 (File No. 333-121109), as amended by Amendment No. 1 dated January 24, 2005 (the “Registration Statement”). The Securities and the Guarantees will be issued pursuant to a Fourteenth Supplemental Indenture, dated August 3, 2004 (the “Supplemental Indenture”), among the Company, the Guarantors and The Bank of New York, as trustee (the “Trustee”), which supplements the Amended and Restated Indenture, dated as of August 5, 1998 (as so supplemented, the “Indenture”), originally among HMH Properties, Inc. (now, the Company), the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank), as trustee. The Securities and the Guarantees will be issued in exchange for the Company’s outstanding 7% Series L Senior Notes due 2012 on the terms set forth in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture, the Securities and the Guarantees are sometimes referred to herein collectively as the “Operative Documents.” Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

Host Marriott, L.P.

January 24, 2005

In our capacity as special counsel to the Covered Guarantor, in connection with such Guarantee, we have reviewed resolutions of Amelia I and Amelia II in connection with the authorization and issuance of the Indenture by the Covered Guarantor pursuant to which the Securities, including the Guarantee, will be issued and have reviewed a signed copy of the Supplemental Indenture bearing the signature of John A. Carnella on behalf of the Company and John A. Carnella on behalf of each of the Guarantors, including the Covered Guarantor, which includes a form of Securities.

In addition, we have examined originals or copies certified or otherwise identified to our satisfaction of each of the following documents:

(i)	Resolutions of the Board of Directors of Host Marriott Corporation, dated July 13, 2004;

(ii)	Amended and Restated Partnership Agreement dated as of January 20, 1998 (“Restated Partnership Agreement”) by and between BRE/Amelia Partners L.P., a Delaware limited partnership, and BRE/Amelia L.L.C., a Delaware limited liability company;

(iii)	First Amendment to Amended and Restated Partnership Agreement dated January __, 2001 (“First Amendment”), between HMC Amelia I LLC, a Delaware limited liability company (“Amelia I”), and HMC Amelia II LLC, a Delaware limited liability company (“Amelia II;” and together with Amelia I, the “General Partners”);

(iv)	Second Amendment to Amended and Restated Partnership Agreement dated October 24, 2003 (“Second Amendment” and together with the Restated Partnership Agreement and the First Amendment, the “Partnership Agreement”), between Amelia I and Amelia II; and

(v)	Resolutions of the Board of Managers of Amelia I and Amelia II, dated July 27, 2004 as General Partners of the Partnership.

The documents described in clauses (i) through (vi) above are collectively referred to herein as the “Corporate Documents.” With respect to all factual matters, we have relied solely upon, and have assumed the accuracy, completeness and genuineness of, the representations, warranties and certificates contained in and made pursuant to, the Operative Documents and the Corporate Documents and a certificate of an officer of each of Amelia I and Amelia II.

Host Marriott, L.P.

January 24, 2005

We have examined the Operative Documents and the Corporate Documents and the originals or certified photostatic or facsimile copies of such records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth below.

As to various questions of fact material to the opinions rendered herein, we have relied upon the representations contained in the Operative Documents, a certificate of an authorized officer of each of the General Partners of the Covered Guarantor, and such other documents as we have deemed relevant and necessary for purposes of rendering the opinions expressed herein. In addition, for purposes of the opinions expressed herein, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and conformity with the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies.

We have also assumed (i) the due execution and delivery, pursuant to due authorization, of the documents that we have examined by each party thereto, (ii) that each such party has the full power, authority and legal right to enter into and perform its obligations under each such document to which it is a party, other than in the case of the Covered Guarantor, (iii) that each such documents constitutes the valid and legally binding obligation of each such party, enforceable against each such party in accordance with its respective terms, and (iv) that all necessary consents, approvals, authorizations, registrations, declarations and filings, governmental or otherwise, and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under, the documents that we have examined by each party thereto, other than those that may be required in the case of the Covered Guarantor under the laws of the State of Florida and relating to the Indenture, the Guarantee and the Securities, have been made or satisfied, or have occurred and are in full force and effect.

Our only prior representation of the Covered Guarantor, the Company or any other party to the Indenture relates to representation of the Covered Guarantor in rendering our opinion dated December 30, 2003 to the Company in connection with the Company’s $725,000,000 Aggregate Principal Amount 7-1/8% Series K Notes due 2013 and related Guarantees. We have not reviewed and are not familiar with the organizational documents of either of the General Partners and, in particular, have not reviewed their respective operating agreements. Moreover, we have not reviewed any agreements to which they may be a party or by which they may be bound, other than the Operative Documents, or any laws of the State of Florida that may be applicable to the Covered Guarantor, the Company or any other party to the Indenture, or their respective assets, other than laws of the State of Florida of general applicability. The scope of our involvement in the transactions contemplated by the Operative Documents is limited, and we understand that other legal counsel have advised the Covered Guarantor, the Company and each

Host Marriott, L.P.

January 24, 2005

of the other parties to the Indenture with respect to certain of the matters as to which we have either made assumptions or excluded from our opinions.

For purposes of this opinion letter, the phrase “to our knowledge” and phrases of similar import mean the actual knowledge of those attorneys in this firm who have given substantive attention to the transactions that are the subject of this opinion letter.

For purposes of this opinion letter, our “ reliance” on a writing means that our opinions as set forth herein are conditioned upon the accuracy and validity of that writing. Our opinions expressed herein, to the extent based upon an assumption made by us, is conditioned upon and subject to the assumption being true in fact.

In rendering the opinions set forth below, we have relied, with your permission, upon the following specific assumptions, the accuracy of which we have not independently verified:

(i) Except for the Operative Documents, there are no other documents or agreements executed by or between any of the parties that would expand or otherwise modify the obligations of the Covered Guarantor under the Covered Guaranty or that would have any effect on the opinion rendered herein;

(ii) the provisions of the operating agreements of each of the General Partners authorize the General Partners to take any action necessary as a General Partner of the Partnership to enter into the Operative Documents and perform the actions required thereunder; and

(iii) the Partnership Agreement of the Covered Guarantor that has been provided to us is the current Partnership Agreement of the Covered Guarantor, and there have been no amendments to such Partnership Agreement that would have any effect on our opinions rendered herein.

We are members of the Bar of the State of Florida, and this opinion relates only to the corporate laws of the State of Florida. We are not opining on the laws of any other jurisdiction or any federal law, including any federal securities law, or any state securities law, including Florida securities laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including the federal laws of the United States, or as to any matters of municipal law or the laws of any local agencies within any state.

Host Marriott, L.P.

January 24, 2005

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

1. The Indenture has been duly authorized by all necessary partnership action of the Covered Guarantor and has been duly executed and delivered by the Covered Guarantor.

2. The Guarantee of the Securities has been duly authorized by all necessary partnership action of the Covered Guarantor.

This opinion is for the benefit of the addressees hereof and we consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” contained in the prospectus that is a part of the Registration Statement. Except as set forth in the preceding sentence, this letter may not be quoted for any other purpose without our prior written consent.

Very truly yours,

/s/ Ruden, McClosky, Smith, Schuster & Russell, P.A.
RUDEN, McCLOSKY, SMITH, SCHUSTER & RUSSELL, P.A.

Name	Jurisdiction of Formation
HMH Rivers, L.P.	Delaware
HMH Marina LLC	Delaware
HMC SBM Two LLC	Delaware
HMC PLP LLC	Delaware
HMC Retirement Properties, L.P.	Delaware
HMH Pentagon LLC	Delaware
Airport Hotels LLC	Delaware
Chesapeake Financial Services LLC	Delaware
HMC Capital Resources LLC	Delaware
YBG Associates LLC	Delaware
PRM LLC	Delaware
Host Park Ridge LLC	Delaware
Host of Boston, Ltd.	Massachusetts
Host of Houston, Ltd.	Texas
Host of Houston 1979	Texas
Philadelphia Airport Hotel LLC	Delaware
HMC Hartford LLC	Delaware
HMH Norfolk LLC	Delaware
HMH Norfolk, L.P.	Delaware
HMC Park Ridge LLC	Delaware
HMC Suites LLC	Delaware
HMC Suites Limited Partnership	Delaware
Wellsford-Park Ridge HMC Hotel Limited Partnership	Delaware
Farrell’s Ice Cream Parlor Restaurants LLC	Delaware
HMC Burlingame LLC	Delaware
HMC Capital LLC	Delaware
HMC Grand LLC	Delaware
HMC Hotel Development LLC	Delaware
HMC Mexpark LLC	Delaware
HMC Polanco LLC	Delaware
HMC NGL LLC	Delaware
HMC OLS I L.P.	Delaware
HMC Seattle LLC	Delaware
HMC Swiss Holdings LLC	Delaware
HMH Restaurants LLC	Delaware
HMH Rivers LLC	Delaware
HMH WTC LLC	Delaware
Host La Jolla LLC	Delaware

City Center Hotel Limited Partnership	Minnesota
PM Financial LLC	Delaware
PM Financial LP	Delaware
HMC Chicago LLC	Delaware
HMC HPP LLC	Delaware
HMC Desert LLC	Delaware
HMC Hanover LLC	Delaware
HMC Diversified LLC	Delaware
HMC Properties I LLC	Delaware
HMC Potomac LLC	Delaware
HMC East Side II LLC	Delaware
HMC Manhattan Beach LLC	Delaware
Chesapeake Hotel Limited Partnership	Delaware
HMH General Partner Holdings LLC	Delaware
HMC IHP Holdings LLC	Delaware
HMC OP BN LLC	Delaware
S.D. Hotels LLC	Delaware
HMC Gateway LLC	Delaware
HMC Pacific Gateway LLC	Delaware
HMC Market Street LLC	Delaware
New Market Street LP	Delaware
Times Square LLC	Delaware
Times Square GP LLC	Delaware
HMC Atlanta LLC	Delaware
Ivy Street LLC	Delaware
HMC Properties II LLC	Delaware
Santa Clara HMC LLC	Delaware
HMC BCR Holdings LLC	Delaware
HMC Palm Desert LLC	Delaware
HMC Georgia LLC	Delaware
HMC SFO LLC	Delaware
Market Street Host LLC	Delaware
HMC Property Leasing LLC	Delaware
HMC Host Restaurants LLC	Delaware
Durbin LLC	Delaware
HMC HT LLC	Delaware
HMC JWDC LLC	Delaware
HMC OLS I LLC	Delaware
HMC OLS II L.P.	Delaware
HMT Lessee Parent LLC	Delaware
HMC/Interstate Manhattan Beach, L.P.	Delaware
Ameliatel	Florida

HMC Amelia I LLC	Delaware
HMC Amelia II LLC	Delaware
Rockledge Hotel LLC	Delaware
Fernwood Hotel LLC	Delaware
HMC Copley LLC	Delaware
HMC Headhouse Funding LLC	Delaware
Ivy Street Hopewell LLC	Delaware
HMC Diversified American Hotels, L.P.	Delaware
Potomac Hotel Limited Partnership	Delaware
HMC AP GP LLC	Delaware
HMC AP LP	Delaware
HMC AP Canada Company	Nova Scotia
HMC Toronto Airport GP LLC	Delaware
HMC Toronto Airport LP	Delaware
HMC Toronto EC GP LLC	Delaware
HMC Toronto EC LP	Delaware
HMC Charlotte GP LLC	Delaware
HMC Charlotte LP	Delaware
HMC Charlotte (Calgary) Company	Nova Scotia
Calgary Charlotte Holdings Company	Nova Scotia
HMC Grace (Calgary) Company	Nova Scotia
HMC Maui LLC	Delaware
HMC Lenox LLC	Delaware
Calgary Charlotte Partnership	Alberta
HMC Chicago LakeFront LLC	Delaware
HMC East Side LLC	Delaware
HMC Kea Lani LLC	Delaware
HMC East Side Hotel Associate, L.P.	Delaware